Exhibit 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

          This Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”) is made as of the 6th day of September, 2005 by and among

PATHMARK STORES, INC., a corporation organized under the laws of the State of Delaware, having a place of business at 200 Milik Street, Carteret, New Jersey 07008;

the LENDERS party hereto; and

FLEET RETAIL GROUP, LLC (f/k/a Fleet Retail Group, Inc.), as Administrative Agent and Collateral Agent for the Lenders, a Delaware corporation, having a place of business at 40 Broad Street, Boston, Massachusetts 02109

THE CIT GROUP/BUSINESS CREDIT, INC, as Syndication Agent; and

GMAC COMMERCIAL FINANCE LLC and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agents

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

          WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Lenders, the Syndication Agent, and the Co-Documentation Agents have entered into an Amended and Restated Credit Agreement dated as of October 1, 2004 (as amended and in effect, the “Credit Agreement”); and

          WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Lenders, the Syndication Agent, and the Co-Documentation Agents have agreed to amend certain provisions of the Credit Agreement as set forth herein.

          NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Article I. The provisions of Article I of the Credit Agreement are hereby amended by deleting the word “and” at the end of clause (f) of the definition of “Permitted Investments”, by deleting the period at the end of clause (g) of the definition of “Permitted Investments” and substituting “; and” in its stead and adding the following new clause (h):

(h) Investments made in accordance with the investment policy of the Borrower set forth as Schedule A hereto.

3.	Amendment to Schedules. The Schedules to the Credit Agreement are hereby amended by adding Schedule A in the form annexed hereto.

4.	Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a.	This Second Amendment shall have been duly executed and delivered by the Borrower, the Administrative Agent, the Collateral Agent and the Required Lenders. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	The Borrower shall have reimbursed the Administrative Agent for all expenses due and payable in connection herewith, including, without limitation, its reasonable attorneys’ fees.

c.	No Default or Event of Default shall have occurred and be continuing.

d.	The Borrower shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent and its counsel may have reasonably requested.

5.	Miscellaneous.

a.	Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants therein contained. Without limiting the generality of the foregoing, the Borrower hereby acknowledges, confirms and agrees that all Collateral shall continue to secure the Obligations as modified and amended pursuant to this Second Amendment, and any future modifications, amendments, substitutions or renewals thereof.

b.	This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

c.	This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as the date first above written.

PATHMARK STORES, INC.

/s/ Frank Vitrano

Frank Vitrano
President and Chief Financial Officer

FLEET RETAIL GROUP, LLC, as Administrative Agent,
Collateral Agent and Lender

/s/ Keith Vercauteren

Keith Vercauteren
Director

GMAC COMMERCIAL FINANCE LLC

/s/ Christopher M. Gauch

Christopher M. Gauch
Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

/s/ Craig Winslow

Craig Winslow
Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

/s/ Steven Schuit

Steven Schuit
Vice President

WELLS FARGO FOOTHILL, LLC

/s/ Eunnie Kim

Eunnie Kim
Vice President

Schedule A

PATHMARK STORES, INC.

GENERAL POLICY STATEMENT FOR INVESTMENT

OF CORPORATE FUNDS

1.	STATEMENT OF OBJECTIVES

  To ensure safety of corporate investments

  To ensure liquidity to meet projected and emergency cash needs

  To maximize yields without undue risk as to safety and liquidity

2.	APPROVED INVESTMENTS

  Any investment or direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof

  Domestic Certificates of Deposit, Eurodollar Certificates of Deposit and Time Deposits of major U.S. and approved foreign banks

  Prime Commercial Paper, minimum rating of A-3 / P-3

  Auction Rate Securities (considered marketable securities)

  Investments in Securities issued or guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision or taxing authority thereof, rated at least “A” by Standard & Poor Ratings Group or “A” by Moody’s Investors Services, Inc.

  Federal Agency Securities (Fannie Mae, Sallie Mae, etc.)

  Repurchase Agreements (fully collateralized…with formal agreements)

  Pre-funded Municipal Securities (Treasury Equivalent)

  Institutional Money Market Funds

  Bankers Acceptance (Normal Bank Deposits)

3.	INVESTMENT DOLLAR LIMITATIONS

  Purchase of United States Government obligations are not subject to investment dollar limitations.

  The total holdings in any single bank’s Domestic Certificates of Deposit, Eurdollar Certificates of Deposit and Time Deposits cannot exceed $15 million. Included in this limit would be any investments in the bank holding company’s commercial paper.

  Commercial paper purchases are subject to $15 million limit per industrial or bank holding company.

  The limits may be exceeded on an individual transaction basis with the written approval of the Chief Financial Officer.

4.	MATURITY LIMITATION

  Investment maturities can only be determined once the Company’s cash managements needs have been taken into consideration. Generally, maturities should be less than 90 days.

  Exception to above would be Auction Rate Securities (“ARS”) that have scheduled rate/auctions every 7, 28 or 35 days and Federal Agency Paper which may go beyond 90 days upon approval of Chief Financial Officer.

  Maturities beyond 35 days require bids from at least two investment banks / dealers.

5.	SAFEKEEPING OF SECURITIES

  Written confirmation on all securities purchased or sold, regardless of maturity date, whether owned outright or under repurchase agreement, must be postmarked within two days of the transaction date and addressed to the Treasury Department. Electronic online confirmations are an acceptable substitute if posted by next day following the transaction.

6.	FUNDS TRANSFER BANK LIMITATION

  All transfers of funds on the purchase or sales of securities will be made through approved banks and such arrangements will be telephonically confirmed by the Cash Manager on the day of the investment. Additionally, a formal log will be kept for all investments.

  Others as may be approved from time to time by the Chief Financial Officer.

7.	AUTHORITY TO RECOMMEND POLICY CHANGES

  The Investment Policy Statement will be reviewed at least annually. Any recommended changes resulting from the annual review will be approved by the Chief Financial Officer.

  The approved investments list will otherwise be monitored for potential deletions, which can be made at any time.

  Deletions will be based on information indicating material deterioration in either the issuer’s financial strength and/or the marketability of its security.

8.	AUTHORITY TO TRANSACT BUY-SELL ORDERS

  The following individuals are designated as authorized agents to transact buy-sell orders: (1) Cash Manager; (2) Manager of Banking & Electronic Payment Systems; (3) Assistant Vice President, Treasury.

  The Cash Manager is designated responsible for completing all paperwork and transactions pertinent to the execution and confirmation of the buy-sell order; for instructing the bank payment or collection of monies resulting from the purchase, required records of current holdings’ and for the preparation of daily and weekly investment status reports; preparation of all required accounting records.

a.	CRITERIA FOR CHOOSING ELIGIBLE BANK ISSUERS FOR DOMESTIC CERTIFICATES OF DEPOSIT AND EURODOLLAR CERTIFICATES OF DEPOSIT AND TIME DEPOSITS

  To be eligible for Certificates of Deposits or Time Deposits investments, the bank holding company must have outstanding commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor’s or P-2 or the equivalent thereof by Moody’s Investor Service. Further, the bank should have assets of at least $10 billion.

Maturities, 90 days or less after the date of purchase.

Foreign bank issuers based in any of the following countries are acceptable: United Kingdom, Canada, Germany, Switzerland, Netherlands or Japan.

b.	CRITERIA FOR CHOOSING ELIGIBLE ISSUERS FOR COMMERCIAL PAPER

Commercial paper must be rated at least A-3 by Standard and Poor’s or P-3 by Moody’s.

c.	CRITERIA FOR CHOOSING ELIGIBLE INVESTMENT BANKS / DEALERS

Dealer must be an official issuer of commercial paper approved for Pathmark purchase.

Dealer must be approved by the Chief Financial Officer.

Approved by: /s/ Frank Vitrano Frank Vitrano President and Chief Financial Officer